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                                                           EXHIBIT NO. 99(a)(2)

                MFS MULTI-GOVERNMENT INTERMEDIATE TRUST
                       CERTIFICATION OF AMENDMENT
                        TO DECLARATION OF TRUST

         The undersigned, constituting a majority of the Trustees of MFS Multi-Government Intermediate Trust (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts pursuant to a Declaration of Trust, dated December 30, 1987 (the "Declaration"), do hereby certify, as provided by the provisions of Section 8.3(d) of the Declaration, that in accordance with the provisions of the last sentence of Section 8.3(a), a majority of the Trustees of the Trust, by vote duly adopted by a majority of the Trustees as of March 4, 1988, amended the Declaration as follows:

                  1. Section 1.1 is amended to read in its entirety:

                  "Section 1.1 Name. The name of the trust created hereby is the MFS Intermediate Income Trust."

                  IN  WITNESS  WHEREOF,   the  undersigned  have  executed  this
certificate this 29th day of February, 1988.



RICHARD B. BAILEY
Richard B. Bailey


ELLIOTT J. BERV
Eliott J. Berv


MARSHALL N. COHAN
Marshall N. Cohan


SAMUEL A. GROVES
Samuel A. Groves


WILLIAM B. MOSES
William B. Moses


WALTER E. ROBB, III
Walter E. Robb, III